UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA		93030
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series A Junior Participating Preferred Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 9, 2026, Mission Produce, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), virtually on the Internet. A total of 55,659,349 shares of the Company’s common stock, representing approximately 78.56% of the 70,845,891 shares outstanding and entitled to vote as of the February 10, 2026 record date for the Annual Meeting, were represented, constituting a quorum.

Stockholders were asked to vote on three proposals set forth in our Proxy Statement dated February 24, 2026, which was filed with the Securities and Exchange Commission. The results of the voting at the Annual Meeting are set forth below:

Proposal 1 — Election of Directors

	Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
Stephen J. Barnard	43,373,215	3,984,030	8,302,104
Laura Flanagan	43,013,661	4,343,584	8,302,104
Linda B. Segre	42,519,496	4,837,749	8,302,104

Proposal 2 — Advisory vote to approve the compensation of our named executive officers

Shares Voted
For	Against	Abstain	Broker Non-Votes
42,038,121	5,311,570	7,554	8,302,104

Proposal 3 — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026

Shares Voted
For	Against	Abstain
55,647,654	7,082	4,613

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.
Date: April 9, 2026
/s/ Joanne C. Wu
Joanne C. Wu
Chief Legal Officer and Secretary